Exhibit 99.1

Merrimack Reports Third Quarter 2017 Financial Results

– Received orphan drug designation for MM-121 in heregulin positive non-small cell lung cancer –

– Resolved convertible note litigation associated with asset sale to Ipsen S.A. and commenced tender offer to purchase outstanding convertible notes with potential to eliminate all remaining debt –

– Completed augmentation of executive team with key appointments –

– Conference call at 8:30 am ET today –

Cambridge, Massachusetts, November 8, 2017 — Merrimack Pharmaceuticals, Inc. (NASDAQ: MACK) today announced its third quarter 2017 financial results for the period ended September 30, 2017.

“The third quarter marked continued execution on our 2017 goals as we delivered on the promise of a refocused Merrimack with a seasoned team built around our efficient, biomarker-driven approach and refined corporate strategy,” said Richard Peters, M.D., Ph.D., President and Chief Executive Officer. “With the potential to emerge from the fourth quarter with a clean balance sheet and three upcoming data readouts from our lead clinical candidates, MM-121, MM-141 and MM-310, we look towards 2018 with great anticipation and are poised to deliver on our corporate goals with a strong infrastructure and disciplined approach.”

Third Quarter and Recent Highlights

Key events from the third quarter and more recently include:

•	Received orphan drug designation from the U.S. Food and Drug Administration (FDA) for MM-121 in heregulin positive non-small cell lung cancer, which would potentially provide Merrimack with up to seven years of market exclusivity in this indication, among other benefits, if approved; and

•	Rounded out executive team with two key additions:

○	Jean Franchi, a 30-year industry veteran with rich leadership experience in the biotechnology and life sciences sectors, hired as Chief Financial Officer. Most recently, Ms. Franchi served as Chief Financial Officer at Dimension Therapeutics, with time previously spent as Chief Financial Officer at Good Start Genetics and 16 years at Genzyme, including as Senior Vice President of Corporate Finance.

○	Thomas Needham, an experienced dealmaker with 25 years in corporate strategy and business development, hired as Chief Business Officer. Most recently, Mr. Needham served as Senior Vice President of Business Development at C4 Therapeutics. Previously, he was Managing Director at Synthesis Capital, where he helped manage two healthcare venture funds, a Principal at the global private equity firm Advent International and Vice President of Business Development at both GPC Biotech and Mitotix.

Upcoming Milestones

Merrimack anticipates the following upcoming clinical milestones:

•	First patient dosed by the end of 2017 in the SHERBOC study, a Phase 2 randomized, double-blind, placebo-controlled clinical trial of MM-121 added to standard of care in patients with heregulin positive, hormone receptor positive, HER2 negative metastatic breast cancer;

•	Top-line results in the first half of 2018 from the CARRIE study, a Phase 2 randomized clinical trial of MM-141 added to standard of care in patients with front-line metastatic pancreatic cancer who have high serum levels of free IGF-1;

•	Top-line results in the second half of 2018 from the SHERLOC study, a Phase 2 randomized clinical trial of MM-121 added to standard of care in patients with heregulin positive non-small cell lung cancer; and

•	Safety data and recommended Phase 2 dose in the second half of 2018 from the Phase 1 clinical study of MM-310 in patients with solid tumors.

Third Quarter 2017 Financial Results

The following summarizes Merrimack’s financial results for the three months ended September 30, 2017:

•	In October, Merrimack reached a settlement with participating convertible noteholders to resolve litigation associated with the asset sale to Ipsen S.A., agreeing to pay $0.90 per $1.00 of 4.50% convertible senior notes due in 2020 held by the noteholder plaintiffs, plus accrued interest and an amount towards the plaintiffs’ legal fees. In conjunction with the settlement, Merrimack commenced a tender offer, set to expire November 10, 2017, to purchase all remaining convertible notes at the same rate of $0.90 per $1.00 of convertible notes, plus accrued interest, with the potential to eliminate remaining debt if all noteholders participate. Together, the settlement payout, the amount Merrimack expects to pay to acquire the remaining convertible notes and Merrimack’s expenses related to this litigation will approximate the $60.0 million that Merrimack placed into an escrow account as security for the plaintiffs’ claims;

•	Research and development expenses for the three months ended September 30, 2017 from continuing operations were $13.6 million, compared to $28.2 million for the three months ended September 30, 2016. This represents a decrease of $14.6 million, primarily due to Merrimack’s refocused clinical and preclinical pipeline;

•	General and administrative expenses for the three months ended September 30, 2017 from continuing operations were $3.4 million, compared to $6.4 million for the three months ended September 30, 2016. This represents a decrease of $3.0 million, primarily due to the transition following the asset sale which led to a decrease in corporate expenses related to headcount and stock-based compensation;

•	Net loss attributable to Merrimack’s continuing operations for the three months ended September 30, 2017 was $5.4 million, or $0.40 per share, compared to a net loss attributable to Merrimack’s continuing operations of $26.6 million, or $2.06 per share, for the three months ended September 30, 2016;

•	During the quarter, Merrimack deconsolidated Silver Creek Pharmaceuticals’ financial statements from Merrimack’s consolidated financial statements effective July 14, 2017. As a result of the deconsolidation, Merrimack recognized a non-cash gain of approximately $10.8 million; and

•	As of September 30, 2017, Merrimack had 13.3 million shares of common stock, $0.01 par value per share, outstanding.

Updated Financial Outlook

Merrimack continues to believe that its unrestricted cash and cash equivalents of $107.2 million as of September 30, 2017 and potential net milestone payments anticipated from Shire will be sufficient to fund its planned operations into the second half of 2019.

Conference Call and Webcast

Merrimack will host a live conference call and webcast today, Wednesday, November 8, 2017 at 8:30 am ET, to provide an update on its operational progress and a summary of these financial results.

Investors and the general public are invited to listen to the call by dialing (877) 564-1301 (domestic) or (224) 357-2394 (international) five minutes prior to the start of the call and providing the passcode 6187659. A listen-only webcast of the call can be accessed in the Investors section of Merrimack’s website, investors.merrimack.com, and a replay of the call will be archived there for six weeks following the call.

Annual Meeting Date

Merrimack will hold its 2018 Annual Meeting of Stockholders on June 12, 2018.

About Merrimack

Merrimack is a biopharmaceutical company based in Cambridge, Massachusetts that is outthinking cancer to ensure that patients and their families live fulfilling lives. Its mission is to transform cancer care through the smart design and development of targeted solutions based on a deep understanding of cancer pathways and biological markers. All of Merrimack’s development programs, including four clinical studies in distinct indications and six candidates in preclinical development, fit into its strategy of 1) understanding the biological problems it is trying to solve, 2) designing specific solutions and 3) developing those solutions for biomarker-selected patients. This three-pronged strategy seeks to ensure optimal patient outcomes. For more information, please visit Merrimack’s website at www.merrimack.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about the timing of availability of clinical trial data, the initiation of new clinical trials, the anticipated achievement of milestones, the availability of funding sufficient to fund Merrimack’s operations, the timing of the tender offer, including the settlement thereof, and the satisfaction of the conditions to the tender offer. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the initiation of future clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, development progress of Merrimack’s companion diagnostics, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates or companion diagnostics. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2017 and the other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Costs and expenses:
Research and development expenses	$13,598	$28,247	$54,954	$83,944
General and administrative expenses	3,366	6,448	23,798	21,038
Restructuring expenses	—	809	—	809

Total costs and expenses	16,964	35,504	78,752	105,791

Loss from continuing operations	(16,964)	(35,504)	(78,752)	(105,791)
Other income and expenses:
Interest income	250	64	646	258
Interest expense	(1,659)	(1,560)	(30,400)	(20,708)
Gain on deconsolidation of Silver Creek Pharmaceuticals, Inc.	10,848	—	10,848	—
Gain on sale of asset	—	—	1,703	—
Other income (expense), net	69	385	(592)	278

Net loss from continuing operations before income tax benefit	(7,456)	(36,615)	(96,547)	(125,963)
Income tax benefit	2,133	9,770	32,372	9,770

Net loss from continuing operations	(5,323)	(26,845)	(64,175)	(116,193)
Discontinued operations:
Income (loss) from discontinued operations, net of tax	8,456	(3,430)	547,994	(3,698)
Net income (loss)	3,133	(30,275)	483,819	(119,891)
Net income (loss) attributable to non-controlling interest	31	(207)	(1,160)	(600)

Net income (loss) attributable to Merrimack Pharmaceuticals, Inc.	$3,102	$(30,068)	$484,979	$(119,291)

Other comprehensive income (loss):
Unrealized loss on available-for-sale securities	—	(3)	—	(2)

Other comprehensive loss	—	(3)	—	(2)

Comprehensive income (loss)	$3,102	$(30,071)	$484,979	$(119,293)

Amounts attributable to Merrimack Pharmaceuticals, Inc.:
Net loss from continuing operations	$(5,354)	$(26,638)	$(63,015)	$(115,593)
Income (loss) from discontinued operations, net of tax	8,456	(3,430)	547,994	(3,698)

Net income (loss) attributable to Merrimack Pharmaceuticals, Inc.	$3,102	$(30,068)	$484,979	$(119,291)

Basic and dilutive net income (loss) per common share
Net loss from continuing operations	$(0.40)	$(2.06)	$(4.77)	$(9.33)
Net income (loss) from discontinued operations, net of tax	0.64	(0.27)	41.52	(0.30)

Net income (loss) per share	$0.24	$(2.33)	$36.75	$(9.63)

Weighted-average common shares used per share calculations—basic and diluted	13,282	12,921	13,197	12,383
Cash dividend paid per common share	$—	$—	$10.55	$—

Merrimack Pharmaceuticals, Inc.

Selected Balance Sheet Data (unaudited)

	September 30,	December 31,
(in thousands)	2017	2016
Cash and cash equivalents	$107,245	$21,524
Working capital	81,020	(30,787)
Total assets	197,847	81,483
Total liabilities	86,213	334,142
Total stockholders’ equity/(deficit)	111,634	(251,120)

Merrimack Pharmaceuticals, Inc.

Selected Cash Flow Data (unaudited)

	Nine Months Ended September 30,
(in thousands)	2017(1)	2016(1)
Net cash used in operating activities	$(121,145)	$(139,344)
Net cash provided by (used in) investing activities	511,355	(14,970)
Net cash provided by (used in) financing activities	(304,489)	5,171

Net increase (decrease) in cash and cash equivalents	$85,721	$(149,143)

(1)	Includes cash flow from discontinued operations.

CONTACT:

Geoffrey M. Grande, CFA

617-441-7602

ggrande@merrimack.com